UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 29, 2023
CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

Campbell Soup Company ("Campbell" or "Company") held its Annual Meeting of Shareholders on November 29, 2023. The final results of voting with respect to all matters of business are set forth below.
Management Proposals:
1. Election of Directors
The nominees for election to the Board of Directors (Board") were elected, each until the next Annual Meeting of Shareholders or their earlier resignation or retirement. For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Fabiola R. Arredondo	251,115,007	1,127,166	179,811	20,962,197
Howard M. Averill	250,230,811	1,986,133	205,040	20,962,197
Mark A. Clouse	251,335,126	909,252	177,606	20,962,197
Bennett Dorrance, Jr.	250,425,038	1,812,269	184,677	20,962,197
Maria Teresa (Tessa) Hilado	251,183,101	1,062,062	176,821	20,962,197
Grant H. Hill	248,789,854	3,366,530	265,600	20,962,197
Sarah Hofstetter	249,821,872	2,409,857	190,255	20,962,197
Marc B. Lautenbach	249,945,185	2,220,474	256,325	20,962,197
Mary Alice D. Malone	245,840,419	6,305,508	276,057	20,962,197
Keith R. McLoughlin	248,871,085	3,359,984	190,915	20,962,197
Kurt T. Schmidt	248,850,710	3,300,226	271,048	20,962,197
Archbold D. van Beuren	244,864,174	7,337,538	220,272	20,962,197

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2024
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Campbell's independent registered public accounting firm for fiscal 2024 was approved. The votes cast for and against this proposal as well as the abstentions were as follows:

For	Against	Abstain
263,122,309	10,007,607	254,265

3. Advisory Vote on Fiscal 2023 Executive Compensation
The resolution to approve, on an advisory basis, the compensation of Campbell's executive officers named in the proxy statement for the 2023 Annual Meeting of Shareholders was approved. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
239,355,221	12,675,112	391,535	20,962,197

4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation
A majority of the shareholders voted for "One Year" for the advisory vote on the frequency of future advisory votes on executive compensation. The votes cast for one year, two years and three years well as the abstentions and broker non-votes were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
215,417,145	235,010	36,469,870	299,959	20,962,197

After considering the results, and consistent with its own recommendation, the Board has determined to provide Campbell shareholders with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.
Shareholder Proposals:
5. Cage-Free Egg Conversion Plan Progress Report
A non-binding shareholder proposal requesting that the Company provide a report detailing its conversion plans for achieving compliance with its cage-free egg commitment by 2025. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
16,455,178	233,898,313	2,068,490	20,962,197

6. 401(k) Retirement Fund Investment Report
A non-binding shareholder proposal requesting that the Board provide a report assessing how the Company is protecting 401(k) retirement fund plan beneficiaries - especially those with a longer investment time horizon - from increased future portfolio risk created by present-day investments in high-carbon companies. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,001,601	220,527,889	12,892,394	20,962,197

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: December 1, 2023	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary